SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 23, 2007

MB FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-24566-01	36-4460265

(State or other jurisdiction	(Commission File No.)	(IRS Employer
jurisdiction of incorporation) Identification Number)

800 West Madison Street, Chicago, Illinois                                                                                                      60607

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:    (888) 422-6562

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 23, 2007, MB Financial, Inc. (the “Company”) and Richard M. Rieser, Jr., the Company’s Vice Chairman, Executive Vice President and Chief Marketing and Legal Strategist, executed a Separation and Settlement Agreement and Mutual Release (the “Separation Agreement”).  Pursuant to the Separation Agreement, Mr. Rieser resigned from each of his positions with the Company, including his position as a director of the Company, effective as of the close of business on October 23, 2007.

In settlement of its remaining obligations to him under his employment agreement, which otherwise would have terminated on August 25, 2011, the Company will make a lump sum cash payment to Mr. Rieser on April 24, 2008 (the “Payment Date”) in the aggregate gross amount of $3,965,000.  The Separation Agreement also provides for the acceleration of vesting of 5,551 shares of restricted stock and 5,604 restricted stock units previously awarded to Mr. Rieser pursuant to his employment agreement, all of which were scheduled to vest on August 24, 2011, and further provides that the restricted stock units will be settled on the Payment Date in an equal number of unrestricted shares of Company common stock.  In addition, the Separation Agreement specifies the payout terms of Mr. Rieser’s benefits under his Supplemental Pension Benefit Agreement, originally entered into in October 1994, which will commence January 1, 2008, subject to the possibility of deferral until the Payment Date if necessary to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”).

The termination of his employment will result in the commencement of other payments and benefits to Mr. Rieser, including (i) twelve annual payments of $80,000, commencing November 1, 2007 (subject to the possibility of deferral until the Payment Date if necessary to comply with Section 409A), in consideration for a covenant not to solicit the Company’s customers or employees for two years, pursuant to his Agreement Regarding Post-Employment Restrictive Covenants, originally entered into in October 1994; (ii) the distribution of his Executive Deferred Compensation Plan account balance, at the times specified in the Separation Agreement; and (iii) the continuation of health benefits as provided for under his employment agreement, except that the coverage limitation specified in the employment agreement will not apply until October 24, 2009 and Mr. Rieser and his spouse must use best efforts to obtain Medicare and Medicare “supplemental coverage” as soon as they are eligible to do so.  The Separation Agreement requires Mr. Rieser’s continued assistance to the Company in connection with specified litigation, and requires the Company to provide him with office and secretarial support through May 31, 2008.  The Separation Agreement requires the Company to provide reasonable funding for Mr. Rieser to arrange a departure party for himself, and to pay fees of $25,000 to Mr. Rieser’s legal counsel for the drafting and negotiation of the Separation Agreement.

The Company estimates that, as a result of Mr. Rieser’s termination of service, its earnings for the fourth quarter of 2007 will be reduced by approximately $0.10 to $0.11 per share due to the associated expense, and that it will realize cost savings, net of tax, of approximately $0.03 per share for the 2008 year.

As required by law, Mr. Rieser has seven days from the execution date of the Separation Agreement to revoke his execution of the agreement and the resignation of his positions with the Company.

The above description of the Separation Agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Forward Looking Statements

When used in this Current Report and in other filings with the Securities and Exchange Commission, in press releases or other public shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made.  These statements may relate to the Company’s future financial performance, strategic plans or objectives, revenues, earnings or cots savings projections, or other financial items.  By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) the possibility that the actual impact on the Company’s earnings per share for the fourth quarter of 2007 and for 2008 will be outside the estimated ranges set forth in this report, whether due to actual benefit amounts to be provided to Mr. Rieser differing from current actuarial estimates of such amounts, or otherwise; (2) the possibility that the previously announced sale of the Company’s Union Bank, N.A. subsidiary (“Union Bank”) will not be completed within the expected time frame, whether due to delays in receipt of regulatory approval for the transaction or the purchaser’s inability to obtain all of the financing it needs to enable it to pay the purchase price; (3) the possibility that the loss of future income from Union Bank will have a greater impact on the Company’s overall earnings per share than currently anticipated, whether due to realizing less income than the Company expects to realize from the loans it will repurchase from Union Bank prior to closing and on its investments of the Union Bank sale proceeds, or due to unfavorable market conditions or other factors impeding the Company’s planned stock repurchase activity; (4) expected cost savings and synergies from the Company’s merger and acquisition activities might not be realized within the expected time frames; (5) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; (6) competitive pressures among depository institutions; (7) interest rate movements and their impact on customer behavior and net interest margin; (8) the impact of repricing and competitors’ pricing initiatives on loan and deposit products; (9) the ability to adapt successfully to technological changes to meet customers’ needs and developments in the market place; (10) the Company’s ability to realize the residual values of our direct finance, leveraged, and operating leases; (11) the Company’s ability to access cost-effective funding; (12) changes in financial markets; (13) changes in economic conditions in general and in the Chicago metropolitan area in particular; (14) the costs, effects and outcomes of litigation; (15) new legislation or regulatory changes, including but not limited to changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (16) changes in accounting principles, policies or guidelines; (17) the Company’s future acquisitions of other depository institutions or lines of business; (18) the Company’s deposit growth and deposit mix resulting from its new deposit gathering strategy may be less favorable than expected; and (19) the impact of the guidance prepared by the Office of the Comptroller of the Currency regarding concentrations in real estate lending.

The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

10.1	Separation and Settlement Agreement and Mutual Release, dated October 23, 2007, by and between Richard M. Rieser, Jr. and MB Financial, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                            MB FINANCIAL, INC.

Date: 10/29/07	By:	/S/Jill E. York Jill E. York
                        Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.                        Description

10.1	Separation and Settlement Agreement and Mutual Release, dated October 23, 2007, by and between Richard M. Rieser, Jr. and MB Financial, Inc.

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